EXHIBIT 10.2

                             SECURED LOAN AGREEMENT

         THIS SECURED LOAN AGREEMENT (hereinafter referred to as "Agreement") is made and entered into on this 25th day of June 2008, by and between Alpha Music Mfg. Corp., a Florida Corporation located at 1600 NW 65th Ave. Bay "A" Plantation, FL 33313 (hereinafter referred to as "Debtor") and Pop Starz Publishing Corp. , a Florida Corp. located at 150 E. Angeleno Ave. # 1426 Burbank, Ca (hereinafter referred to as "Secured Party").

RECITALS:

      A. WHEREAS, DEBTOR'S primary business objective consists of offering the services of Audio CD/CD Rom duplication and replication, Audio Cassette duplication, DVD duplication and Vinyl record pressing, and

      B. WHEREAS, DEBTOR desires to borrow working capital for the purpose as detailed in the use of proceeds in Exhibit "A", and

      C. WHEREAS, Secured Party desires to loan working capital to Debtor,

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto hereby agree as follows:

      1. Loan. Secured Party hereby lends to Debtor, receipt of which is hereby acknowledged, the sum of $ 50,000 payable to Debtor with the execution of this Agreement and the other documents/instruments referred to below.

      2. Loan Documents.

         a) Execution and delivery by Debtor. Debtor hereby agrees to execute, by and through its authorized representatives, and to deliver to Secured Party, the following instruments/ documents to effect the loan described in paragraph 1 above.

            1) Promissory Note dated the 25th day of June 2008, a copy of which is attached hereto as Exhibit "B".

            2) Certificate of Delivery and Receipt of Documents, a copy of which is attached hereto as Exhibit "C".

      3. Grant of Lien. Debtor hereby grants to Secured Party a continuing lien against all assets now or in the future to secure the payment and performance of each and every obligation, liability and undertaking of Debtor under the loan documents and Debtor hereby represents and warrants to secured Party that Debtor is or, after acquisition by Debtor, has all requisite power and authority to execute and deliver this Agreement and to grant to Secured Party a lien in all assets now or in the future thereof.

      4. No Other Security Interests/Liens. No financing statement or lien covering the assets has been given or filed by Debtor with any filing officer, and the said assets are or will be free from any adverse liens, security interests, claims or encumbrances of any kind.

      5. Taxes and Assessments. All taxes, assessments and other governmental charges including Florida State sales tax, county property tax, and license and registration fees upon the assets will, to the best of Debtor's knowledge, have been paid and shall continue to be paid as they become due and payable.

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      6. Substitution of Collateral. Secured Party consents and acknowledges that Debtor, from time to time, may sell, transfer or assign assets. Secured Party further agrees to cooperate with and to execute and deliver to Debtor such additional documents as may be necessary to sell or otherwise dispose of any of the assets provided Debtor, within a reasonable time, replaces such asset(s) with other asset(s) of equal or greater value and lists Secured Party as the sole lien holder on the titles to any such replacement assets.

      7. Evidence of Title. Debtor shall, within thirty (30) days after the receipt thereof, deliver to Secured Party copies of any and all title and/or registration documents relating to any of the assets covered by this Agreement showing Secured Party as the sole lien holder. Debtor shall not further mortgage, pledge, grant or permit to exist any lien against or security interest in, or encumbrance on, any of the assets without the prior written consent of Secured Party.

      8. Insurance. Debtor shall maintain at Debtor's or expense, proper insurance coverage on the assets covered by this Agreement upon terms and with limits of standard coverage of the assets.

      9. Licenses and Permits. Debtor shall keep in effect all licenses, permits and franchises required by law or contract relating to the assets and shall pay, when due, all fees and other charges pertaining thereto.

      10. Miscellaneous.

         (a) Entire Agreement. This Agreement, together with all of the documents/instruments listed herein constitute the entire agreement between the parties. There are no terms, obligations, covenants, representatives, statements, or conditions between the parties, other than those contained herein. No variations or modifications of this Agreement or waiver of any of the terms or provisions hereof shall be deemed valid unless in writing and signed by both parties.

         (b) Grace Period. In the event of a non-monetary default, Debtor shall have thirty (30) days after receipt of written notice thereof from Secured Party in which to cure such default.

         (c) Amendments. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally and may only be modified or amended by an instrument in writing, signed by Secured Party and Debtor.

         (d) Binding Effect. This Agreement shall be binding upon Debtor and Debtor's successors and assigns. This Agreement shall inure to the benefit of Secured Party, and Secured Party's heirs, personal representatives, successors and assigns.

         (e) Notices. Except as otherwise provided herein, all notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered or, if mailed, then when mailed, if mailed by registered or certified mail, postage prepaid, addressed as follows:

         If to Secured Party, to:
         Pop Starz Publishing Corp.
         150 E. Angeleno Ave.
         # 1426
         Burbank, Ca 91502

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         If to Debtor, to:
         Alpha Music Mfg. Corp.
         1600 NW 65th Ave. Bay "A"
         Plantation, FL 33313

      Such addresses may be changed by notice to the other parties given in the same manner as above provided. Any notice given hereunder shall be deemed given as of the date delivered or mailed.

         (f) Severability. If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be void, voidable or unenforceable, such void, voidable or unenforceable term or provision shall not affect any other term or provision of this Agreement.

         (g) Governing Law. This Agreement and all matters relating hereto shall be governed by, construed and interpreted in accordance with the laws of the State of Florida, County of Broward.

         (h) Termination. This Agreement shall terminate upon the full and complete performance and satisfaction by Debtor of all of its obligations to Secured Party under this Agreement or any other instrument referred to herein requiring performance by Debtor.

      IN WITNESS WHEREOF, Debtor and Secured Party have executed this Secured Loan Agreement effective as of the date first above written.

                       DEBTOR:

                       Alpha Music Mfg. Corp.


                       By: /s/ Linford Ellis
                           -----------------
                           Linford Ellis, President



                       SECURED PARTY:

                       Pop Starz Publishing Corp.


                       By: /s/ Michelle Tucker
                           -------------------
                           Michelle Tucker, President


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Exhibit "A" Use of Proceeds

   1.    Abakon ......................................  $  9,000
   2.    Kenan Corp. - Black Vinyl ...................  $ 10,000
   3.    Kenan Corp. - Color Vinyl ...................  $  5,000
   4.    Vinyl Jax - Paper Sleeves ...................  $  1,000
   5.    Mastercraft .................................  $  2,000
   6.    FPL - July,Aug,Sep '08 ......................  $  3,000
   7.    Deltacom ....................................  $  1,000
   8.    Propane - July, Aug., Sep. `08 ..............  $  6,000
   9.    City of Plant. Water - July, Aug.,Sep.'08 ...  $    520
   10.   Waste management - July, Aug.,Sep.'08 .......  $    480
   11.   Advertising, PR & website design ............  $  3,000
   12.   Boiler Conversion ...........................  $  7,000
   13.   Asset purchase NSL ..........................  $  2,000


            Total ....................................  $ 50,000


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Exhibit "B" PROMISSORY NOTE (Secured)

$ 50,000               Date:  June 25th 2008

      FOR VALUE RECEIVED the undersigned hereby promise to pay to Pop Starz Publishing Corp. at 150 E. Angeleno Ave. # 1426 Burbank, Ca 91502 or at such other place as the holder hereof may designate in writing, the principal sum of FIFTY THOUSAND DOLLARS AND NO/100 ($ 50,000.00) on June 25th 2009, subject to the following additional terms and conditions:

      1. Interest. Interest shall accrue at the simple rate of EIGHT percent (8.00%) per annum.

      2. Application of Payments. Payment shall be applied first toward the payment and satisfaction of accrued and unpaid interest, if any, and the remainder shall be applied toward the reduction of principal. Principal and interest shall be payable only in lawful money of the United States of America.

      3. Prepayment. The undersigned shall have the right, without penalty, to pre-pay any part or all of the unpaid principal balance due hereunder.

      4. Default/Late Charges/Acceleration. In the event payment due hereunder or any portion thereof is not made by June 25th 2009, interest shall accrue at 18% or the maximum allowed by law retroactive to June 25th 2008 until payment is made in full.

      5. No Waiver. The acceptance of any installment or payment after the occurrence of a default or event giving rise to the right of acceleration provided for in the previous paragraph shall not constitute a waiver of such right of acceleration with respect to any subsequent default or event.

      6. Costs of Collection/Attorneys' Fees, etc. In the event any payment due under this Note is not made, or any obligation provided to be satisfied or performed under any instrument given to secure payment of the obligations evidenced hereby is not satisfied or performed, at the time and in the manner required, the undersigned agrees to pay all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit and before or after the judgment) which may be incurred by the holder hereof in connection with the enforcement of any of his rights under this Note or under any such other instrument, or any right arising out of the breach thereof, including but not limited to, reasonable expenses incurred in foreclosing on the collateral securing payment hereof, court costs, and reasonable attorneys' fees.

      7. Notice. Any notice or demand hereunder shall be deemed to have been given to and received by the undersigned when personally delivered or when deposited in the U.S. mail, certified or registered mail, return receipt requested, postage pre-paid, and addressed to the undersigned at the address set forth below or at such other address as the undersigned may hereafter designate in writing to the holder hereof.

      This note shall be governed by and construed in accordance with the laws of the State of Florida.

Alpha Music Mfg. Corp.


By: /s/ Linford Ellis
    -----------------
    Linford Ellis, President

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Exhibit "C" Certificate of Delivery and Receipt of Documents

I, Linford Ellis, President of Alpha Music Mfg. Corp. do hereby certify that on the 25th day of June 2008, I delivered to Pop Starz Publishing Corp. one (1) original and/or one (1) copy of each of the following documents:

      (i) Secured Loan Agreement dated on the 25th day of June 2008, between Alpha Music Mfg. Corp. as Debtor, and Pop Starz Publishing Corp. as Secured Party.

      (ii) Promissory Note dated the 25th day of June, 2008


      DATED this 25th day of June 2008

                             Alpha Music Mfg. Corp.


                             By: /s/ Linford Ellis
                                 -----------------
                                 Linford Ellis, President

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